Exhibit 10.01

SETTLEMENT AGREEMENT AND
GENERAL RELEASE OF CLAIMS
This Settlement Agreement and General Release of Claims (hereinafter “Agreement”) is entered into by and between Will Sowell (“SOWELL”), on the one hand, and Green Dot Corporation, together with its parents and subsidiaries, and any affiliated entities (collectively “GREEN DOT”) on the other hand. SOWELL and GREEN DOT are collectively referred to hereinafter as the “Parties.”
RECITALS
WHEREAS, on or about March 9, 2009, SOWELL became employed by Green Dot as Chief Operating Officer;
WHEREAS, based on the mutual agreement of the Parties, SOWELL has agreed to resign his employment with GREEN DOT;
WHEREAS, SOWELL's last day of employment with GREEN DOT shall be December 28, 2012 (the “Effective Date”);
WHEREAS, the purpose of this Agreement is to permit SOWELL to resign his employment and to settle completely any disputes, resolve issues regarding any payments due and owing to SOWELL, and to cause the release, compromise and discharge of GREEN DOT and all persons and entities being released herein, from every claim and/or cause of action that SOWELL had or may have against GREEN DOT, and all persons and entities being released herein; and
WHEREAS, the Parties agree that this Agreement supercedes the employment relationship between SOWELL and GREEN DOT, except for the Employee Inventions and Confidentiality Agreement executed by SOWELL, which shall remain in full force and effect and shall not be superseded by this Agreement.
NOW THEREFORE, in consideration of the facts set forth in the recitals listed above, the covenants and promises in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree and confirm the agreement they reached as follows:

AGREEMENT
1.Consideration.
a.In exchange for SOWELL's resignation, and provided that SOWELL satisfies the conditions set forth in this Agreement, GREEN DOT shall pay SOWELL the sum of Four-hundred ten-thousand dollars and no cents ($410,000.00) (the “Separation Payment”), which is equal to twelve months of SOWELL's current base salary. The Separation Payment will be made on or about the first regularly-scheduled payroll date following the eighth day after SOWELL executes this Agreement and delivers it to GREEN DOT, provided that SOWELL does not revoke the Agreement pursuant to Paragraph 3 below. An IRS Form W-2 shall be issued to SOWELL for the Separation Payment.
b.SOWELL agrees that payment of the Separation Payment in the matter set forth in paragraph 1(a) is fully acceptable to him. SOWELL acknowledges that he would not otherwise be entitled to the Separation Payment were it not for the covenants, promises and releases set forth in this Agreement and that he is entitled by reason of the covenants set forth in this Agreement only to that consideration which is expressly set forth in this Agreement. SOWELL further acknowledges that the foregoing constitutes an accord and satisfaction and a full and complete settlement of his claims. The Separation Payment shall constitute the entire amount of monetary consideration to be provided to SOWELL pursuant to this Agreement. SOWELL agrees that he will not seek any further compensation for any other claimed damage, costs or attorneys' fees in connection with the matters encompassed in this Agreement.
c.SOWELL represents and warrants that neither GREEN DOT nor its attorneys nor anyone affiliated with GREEN DOT has made any representations regarding the taxability of the Separation Payment and that SOWELL has not relied upon any such representation in entering into this Agreement. SOWELL agrees to pay federal or state taxes which may become due, if any, as a result of the Separation Payment. SOWELL shall hold GREEN DOT harmless from and indemnify it from any loss, claim or demand by any taxing authority or other entity for any taxes, penalties or interest due on the Separation Payment, and SOWELL's share of any taxes, penalties or interest thereon due pursuant to such claims, including without limitation all costs and attorneys' fees that may be incurred by reason of any such loss, claim or demand.
d.As a material inducement for each Party to enter into this Agreement, simultaneous with the execution and delivery of this Agreement, SOWELL agrees that he will not file a lawsuit against GREEN DOT for any claims existing as of the date of this Agreement, whether known or unknown, related to or arising out of his employment with GREEN DOT or his separation therefrom.
2.Release Of All Claims.
a.In consideration of and in return for the promises and covenants undertaken in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, SOWELL hereby acknowledges full and complete satisfaction of and does hereby release, absolve and discharge GREEN DOT and its affiliated companies, including, their parents, members, subsidiaries, divisions, branches, related companies and business concerns, past and present, and each of them, as well as each of its officers, partners, trustees, directors, officers, agents, attorneys, servants and employees, past and present and each of them (collectively referred to as “Releasees”) from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, grievances, wages, vacation payments, severance payments, obligations, commissions, overtime payments, debts, profit sharing claims, expenses, damages, judgments, orders and liabilities of whatever kind or nature in state or federal law, equity or otherwise, whether known or unknown (collectively, the “Claims”), which SOWELL now owns or holds or has at any time owned or held as against GREEN DOT or the Releasees, including specifically but not exclusively and without limiting the generality of the foregoing, any and all claims known or unknown, suspected or unsuspected arising out of SOWELL's employment with GREEN DOT or his separation of employment, resulting from any act or omission by or on the part of GREEN DOT or the Releasees, committed or omitted by GREEN DOT or the Releasees on or before the date this Agreement is executed by SOWELL. Also, without limiting the generality of the foregoing, SOWELL specifically releases GREEN DOT and its Releasees from any claim for attorneys' fees. SOWELL ALSO SPECIFICALLY AGREES AND ACKNOWLEDGES HE IS WAIVING ANY RIGHT TO RECOVERY BASED ON STATE OR FEDERAL AGE, SEX, RACE, COLOR, NATIONAL ORIGIN, MARITAL STATUS, RELIGION, VETERAN STATUS, DISABILITY, SEXUAL ORIENTATION, MEDICAL CONDITION OR OTHER ANTI-DISCRIMINATION LAWS, INCLUDING, WITHOUT LIMITATION, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THE EQUAL PAY ACT, THE AMERICANS WITH DISABILITIES ACT AND THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, OR BASED ON THE FAMILY AND MEDICAL LEAVE ACT, THE CALIFORNIA FAMILY RIGHTS ACT, THE EMPLOYEE RETIREMENT INCOME SECURITY ACT, THE WORKER ADJUSTMENT RETRAINING AND NOTIFICATION ACT, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA LABOR CODE, ALL AS AMENDED, WHETHER SUCH CLAIM BE BASED UPON AN ACTION FILED BY SOWELL OR BY A GOVERNMENTAL AGENCY.
b.Waiver Of Civil Code Section 1542. It is the intention of SOWELL in executing this Agreement that it shall be effective as a bar to each and every Claim specified in this Agreement. In furtherance of this intention, SOWELL hereby expressly waives any and all rights and benefits conferred upon him by the provisions of Section 1542 of the California Civil Code, and expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims, if any, as well as those relating to any other Claims hereinabove specified. Section 1542 provides:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
Having been so apprised, SOWELL nevertheless hereby voluntarily elects to and does waive the rights described in Civil Code Section 1542, and elects to assume all risks for Claims that now exist in his favor, known or unknown.
3.Acknowledgment Of Rights And Waiver Of Claims Under The Age Discrimination In Employment Act (“ADEA Claims”). SOWELL acknowledges that he is knowingly and voluntarily waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”). In connection with SOWELL'S release of potential ADEA Claims, SOWELL may waive the 21-day consideration period. SOWELL also acknowledges that the consideration given for the waiver and release in the preceding paragraphs herein is in addition to anything of value to which he was already entitled. SOWELL further acknowledges that he has been advised by this writing, as required by the Older Workers' Benefit Protection Act, that: (a) his waiver and release does not apply to any rights or claims that may arise after the Effective Date; (b) he should consult with an attorney prior to executing this Agreement; (c) he has at least twenty-one (21) days to consider this Agreement; (d) he has seven (7) days following his execution of this Agreement to revoke the Agreement; and (e) this Agreement will become effective not earlier than the eighth day following SOWELL's execution of this Agreement. SOWELL may revoke this release only by giving formal, written notice of his revocation addressed to John Ricci, General Counsel, Green Dot Corporation, 3465 E. Foothill Blvd., Pasadena, California 91107, fax/626.219.8039 and received by the close of business on the seventh day following execution of this release.
4.Acknowledgment Of Compensation Received. SOWELL acknowledges and represents that GREEN DOT has paid him in full for all wages, benefits and other compensation due and owing to him as a result of him employment with GREEN DOT, including without limitation, all bonuses, wages, meal and rest period premiums, business expenses and accrued vacation owed pursuant to statute, law or as a result of any agreement with GREEN DOT.
5.Non-Disparagement. SOWELL agrees that he will not engage in conduct or undertake speech (written or oral) derogatory to or otherwise disparage GREEN DOT, any officer of GREEN DOT, any member of its Board, or their products or services. GREEN DOT agrees that its Section 16 Officers and its Board will not engage (or direct others to engage) in conduct or undertake speech (written or oral) derogatory to or otherwise disparaging of SOWELL.  GREEN DOT acknowledges that SOWELL voluntarily resigned from his employment with GREEN DOT for personal reasons. GREEN DOT agrees that its Section 16 Officers and its Board will limit their discussion of the reason for SOWELL's separation of employment with anyone who is not a Section 16 Officer or Board member to the fact that SOWELL voluntarily resigned for personal reasons. For purposes of this Section 5, GREEN DOT includes any successor or acquirer of GREEN DOT and its officers, members of its board of directors and its products and services.
6.Return of Company Property. SOWELL acknowledges that he was provided with company property, including, but not limited to, an iPhone, iPad and laptop computer, during his employment with GREEN DOT. SOWELL agrees to return all company property issued to him.
7.No Admission Of Liability. This Agreement is a compromise and settlement of disputed claims being released herein, and therefore this Agreement and the payment provided for in this Agreement do not constitute an admission of liability on the part of GREEN DOT or its officers, directors, agents, affiliated entities, successors, assignees, employees, insurers, attorneys or representatives, or an admission, directly or by implication, that any of them has violated any law, statute, rule, regulation, policy or any contractual right or other obligation owed to SOWELL.
8.Attorneys' Fees And Enforcement. The parties to this Agreement expressly agree that no party shall be liable to any other party, person or entity for costs and/or attorneys' fees relating to the released Claims or this Agreement, including any provided for by statute, except to the extent attorneys' fees are provided for in the Separation Payment. It is further understood and agreed that if, at any time, a violation of any term of this Agreement is asserted by any party hereto, that party shall have the right to seek specific performance of that term and/or any other necessary and proper relief, including but not limited to damages, from any court of competent jurisdiction, and the prevailing party shall be entitled to recover its/his reasonable costs and attorneys' fees.
9.Counterparts. This Agreement may be executed in counterparts and, if so executed, each such counterpart shall have the force and effect of an original. A facsimile signature or signature scanned and sent by electronic mail shall have the same force and effect as an original signature.
10.Choice Of Law. This Agreement shall be construed in accordance with, and be deemed governed by, the laws of the State of California.
11.General Terms And Conditions.
a.If any provision of this Agreement or any application of any provision of this Agreement is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provision or application. To this end, the provisions of this Agreement are severable.
b.SOWELL represents and warrants that he has not heretofore assigned or transferred or purported to assign or transfer to any person, firm or corporation any claim, demand, right, damage, liability, debt, account, action, cause of action, or any other matter herein released. SOWELL agrees to indemnify and hold GREEN DOT harmless against any claim, demand, right, damage, debt, liability, account, action, cause of action, cost or expense, including attorneys' fees or costs, actually paid or incurred, arising out of or in any way connected with any such transfer or assignment or any such purported or claimed transfer or assignment.
c.This Agreement and all covenants and releases set forth herein shall be binding upon and shall inure to the benefit of the respective parties hereto, their legal successors, heirs, assigns, partners, representatives, parent companies, subsidiary companies, agents, attorneys, officers, employees, directors and shareholders.
d.SOWELL acknowledges that he has read this Agreement, that he fully understands his rights, privileges and duties under the Agreement, and that he enters this Agreement freely and voluntarily. SOWELL acknowledges that he has been encouraged to consult with an attorney of his choice to explain the terms of this Agreement and the consequences of signing this Agreement.
e.SOWELL acknowledges that he may later discover facts different from, or in addition to, those he now knows or believes to be true with respect to the Claims released in this Agreement, and agrees the release shall be and remain in effect in all respects as a complete and general release as to all matters released, notwithstanding any such different or additional facts.
f.This Agreement and the provisions contained herein shall not be construed or interpreted for or against any party hereto because that party drafted or caused that party's legal representative to draft any of its provisions.

g.SOWELL acknowledges and represents that no promise or representation not contained in this Agreement has been made to him and acknowledges and represents that this Agreement contains the entire understanding between the Parties and contains all terms and conditions pertaining to the compromise and settlement of the subjects referenced in this Agreement. This Agreement may only be amended or modified by a writing signed by the parties hereto. Any waiver of any provision of this Agreement shall not constitute a waiver of any other provision of this Agreement unless expressly so indicated.
h.SOWELL acknowledges that he has relied solely upon his own legal and tax advisors and that the lawyers, accountants and advisors to GREEN DOT have not given any legal or tax advice to him in connection with this Agreement.
I have read the foregoing Settlement Agreement and General Release of Claims and I accept and agree to the provisions contained in this Agreement and hereby execute it voluntarily and with full understanding of its consequences.
PLEASE READ CAREFULLY. THIS AGREEMENT CONTAINS A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Dated:	December 28, 2012		/s/ Will Sowell
WILL SOWELL

Dated:	December 28, 2012		GREEN DOT CORPORATION

		BY:	/s/ Steven W. Streit
STEVEN W. STREIT
CEO

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